EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2004, except for Note 11 as to which the date is February 23, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Thornburg Mortgage, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, CA
August 2, 2004